Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)

Vaxxinity,

Inc.
(Exact Name of Registrant as Specified in its Charter)

Table

1: Newly Registered and Carry Forward Securities

Security
Type
Security
Class Title
Fee
Calculation
or Carry
Forward
Rule
Amount
Registered
Proposed
Maximum
Offering
Price Per
Unit
Maximum
Aggregate
Offering Price Fee Rate
Amount of
Registration
Fee
Carry
Forward
Form
Type
Carry
Forward
File
Number
Carry
Forward
Initial
Effective
Date
Filing Fee
Previously
Paid In
Connection
with Unsold
Securities to
be Carried
Forward
Newly Registered Securities
Fees to be
Paid
Equity Class A
Common
Stock

Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Equity Preferred
Stock
Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Debt Debt
Securities
Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Other Warrants Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Other Subscription
Rights
Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Other

Purchase
Contracts
Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Other

Units Rule
457(o)
(1) (1) (1) (1) (1)
Fees to be
Paid
Unallocated
(Universal)
Shelf
Unallocated
(Universal)
Shelf
Rule
457(o)
(1) (1) $300,000,000 0.00011020 $33,060
Fees
Previously
Paid
N/A N/A N/A N/A N/A N/A N/A N/A
Carry Forward Securities
Carry
Forward
Securities
N/A N/A N/A N/A N/A N/A N/A N/A N/A
Total Offering Amounts $300,000,000 $33,060
Total Fees Previously Paid —
Total Fee Offsets —
Net Fee Due $33,060
(1)

An unspecified number of securities of each identified

class is being registered as may from time

to time be issued at
unspecified prices, including securities that may

be issued upon exercise, conversion or exchange.

Separate consideration
may or may not be received for securities that

are issuable on exercise, conversion or exchange

of other securities. The
aggregate maximum offering price of all securities offered pursuant to this registration statement will not exceed $300,000,000.